Exhibit 99.1

FOR IMMEDIATE RELEASE
LabCorp Contacts:
Investors: Scott Frommer - 336-436-5076
Investor@labcorp.com
Media: Sue Maynard - 336-436-8263
Media@labcorp.com

Company Information: www.labcorp.com

358 South Main Street
Burlington, NC 27215
Telephone: (336) 584-5171

LABCORP EXPANDS DRUG DEVELOPMENT SOLUTIONS WITH ACQUISITION OF SCIFORMIX
Sciformix extends Covance’s pharmacovigilance capabilities for post-approval safety solutions
Burlington, N.C.-June 11, 2018-LabCorp® (NYSE: LH), a leading global life sciences company, announced today that it has acquired Sciformix Corporation, a scientific process outsourcing company focused on pharmacovigilance and regulatory solutions for biopharmaceutical and medical devices clients. Sciformix will become part of Covance, LabCorp’s drug development business.
“This acquisition strengthens our position in the later phases of drug and device development, particularly for post-marketing pharmacovigilance and market access solutions,” said David P. King, chairman and chief executive officer of LabCorp. “The addition of Sciformix’s scientific and technology expertise, combined with its quality-driven processes, will support Covance’s work in transforming drug development through innovation and greater efficiency.”

Sciformix’s offerings include post-marketing safety and risk management, clinical development support services, regulatory affairs and operations, technology services, and real-world evidence solutions. The majority of Sciformix’s 1,100 employees are based in Asia, accelerating Covance’s global expansion.

“The development process does not end once a drug or device is approved,” said Bill Hanlon, Ph.D., group president of Clinical Development and Commercialization Services at Covance. “More than ever, approved treatments must be monitored closely to demonstrate a continued favorable benefit-risk ratio in a much broader population and to safeguard patient safety. Pharmacovigilance solutions address that need. Sciformix’s services and expertise are a compelling addition to Covance’s portfolio. With its scientific knowledge and high-quality delivery, Sciformix is a great fit with our culture and our mission to improve health and improve lives.”

Manish Soman, former president and chief executive officer of Sciformix, said: “Our complementary offerings add depth and breadth to each company’s capabilities, creating an exciting opportunity to offer customers an enhanced range of comprehensive services by a single company.” Ajit Nagral, Sciformix founder and former executive chairman, added: “Sciformix is delighted to become part of the Covance and LabCorp family, bringing new opportunities for our employees as they work to improve healthcare for patients worldwide.”

Terms of the transaction have not been disclosed.

About LabCorp
LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster and uses technology to improve the delivery of care. LabCorp reported net revenues of over $10 billion in 2017. To learn more about LabCorp, visit www.LabCorp.com, and to learn more about Covance Drug Development, visit www.Covance.com.
This press release contains forward-looking statements about the Company’s future operations. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace, and adverse actions of governmental and other third-party payers. Actual results could differ materially from those suggested by these forward-looking statements. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. Further information on potential factors that could affect operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2017, and subsequent Forms 10-Q, including in each case under the heading risk factors, and in the Company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-K for the year ended December 31, 2017, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.